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                                                                      EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS




Alliant Techsystems Inc.:

We hereby consent to the incorporation by reference in Registration Statements No. 33-36981, No. 33-48851, No. 33-91138, No. 33-91196, No. 333-33305, and 333-
38775 of our reports dated May 11, 1998 (November 23, 1998 with respect to Note 20, which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note 20), appearing in this Annual Report on Form 10-K/A of Alliant Techsystems Inc. for the year ended March 31, 1998.







DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
November 23, 1998